Exhibit 99.1

FOR IMMEDIATE RELEASE

ANN TAYLOR ANNOUNCES LAURA A. WEIL RESIGNS

New York, New York, May 4, 2006 – AnnTaylor Stores Corporation (NYSE:ANN) today reported that Chief Operating Officer Laura A. Weil resigned to pursue other business interests.

Kay Krill, President and Chief Executive Officer, commented, “We thank Laura for her contributions and wish her all the best in her future endeavors. Our Chief Financial Officer and Chief Supply Chain Officer will report directly to me and Laura’s other responsibilities will be picked up by other members of our senior management team.”

Earlier today, the Company reported its sales for April 2006, which included a total sales increase of 22.5 percent and a comparable store sales increase of 10.9 percent. Ann Taylor Stores reported a 7.6 percent gain in comparable store sales, and Ann Taylor LOFT reported a 13.4 percent increase in comparable store sales.

The Company will report its results for the first fiscal quarter of 2006 on May 19, 2006.

Ann Taylor is one of the country’s leading women’s specialty retailers, operating 824 stores in 46 states, the District of Columbia and Puerto Rico, and also Online Stores at www.anntaylor.com and www.anntaylorLOFT.com as of the end of Fiscal 2005.

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FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to predict accurately client fashion preferences;

•	competitive influences and decline in the demand for merchandise offered by the Company;

•	effectiveness of the Company’s brand awareness and marketing programs;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights in the United States and/or foreign countries;

ANNTAYLOR

•	general economic conditions, including the impact of higher energy prices, a downturn in the retail industry or changes in levels of store traffic;

•	fluctuation in the Company’s level of sales and earnings growth;

•	the Company’s ability to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores;

•	risks associated with the performance and operations of the Company’s Internet operations;

•	a significant change in the regulatory environment applicable to the Company’s business;

•	risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints and the Company’s dependence on a single distribution facility;

•	the uncertainties of sourcing associated with the new quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products and the possible re-imposition of quotas or other trade law or import restrictions in certain categories;

•	financial or political instability in any of the countries in which the Company’s goods are manufactured;

•	the potential impact of natural disasters and public health concerns, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors;

•	acts of war or terrorism in the United States or worldwide;

•	work stoppages, slowdowns or strikes;

•	the Company’s ability to hire, retain and train key personnel;

•	the Company’s ability to successfully upgrade and maintain its information systems; and

•	the impact of the Company’s AnnTaylor Factory business strategy.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.

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Contact:
Eileen O’Connor	Jim Smith
Vice President, Investor Relations	Chief Financial Officer
(212) 541-3484	(212) 541-3547